UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2009

ADHEREX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

001-32295	20-0442384
(Commission File Number)	(IRS Employer ID Number)

4620 Creekstone Drive, Suite 200, Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 484-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective July 7, 2009, Donald W. Kufe, Michael G. Martin, Fred H. Mermelstein, Robin J. Norris, Peter Morand and William P. Peters, all members of the Board of Directors (the “Board”) of Adherex Technologies Inc. (the “Company”), resigned as directors of the Board. Dr. Peters also resigned as Chief Executive Officer of the Company, and entered into a Separation and Mutual Release Agreement with the Company, a copy of which is attached hereto as Exhibit 10.23.

(c) The Board appointed Robert Butts to serve as Chairman of the Board, Rosty Raykov to serve as director and Chief Executive Officer of the Company, Robert Andrade to serve as director and Vice President of the Company and Thomas Spector to serve as Chief Scientific Officer of the Company. Mr. Raykov and Mr. Andrade have agreed temporarily to work without salary.

There were no arrangements or understandings between Mr. Raykov, Mr. Andrade or Dr. Spector and any other person pursuant to which Mr. Raykov, Mr. Andrade or Dr. Spector were appointed as management team members and directors, and there are no related party transactions between Mr. Raykov, Mr. Andrade or Dr. Spector and the Company.

Rosty Raykov, an existing shareholder, currently is a general partner at DCML, a private investment partnership. Prior to joining DCML, Mr. Raykov was a general partner of Alchem Investment Partners (2006-2007), an event driven hedge fund. Prior to founding Alchem, Mr. Raykov was a portfolio manager and securities analyst for John A. Levin & Co. Event Driven Fund (2002-2005). Prior to joining John A. Levin & Co., Mr. Raykov was a security analyst for the Merger Fund at Tiedermann Investment Group (1999-20002) and an investment banking analyst at Bear Stearns (1998-1999). Mr. Raykov earned a B.S. in business administration from the University of North Carolina at Chapel Hill.

Robert Andrade, an existing shareholder, currently is a general partner at DCML, a private investment partnership. Prior to joining DCML, Mr. Andrade was a portfolio manager and securities analyst for Millenium Partners L.P. (2006-2007). Prior to joining Millennium Partners L.P., Mr. Andrade was a securities analyst for the Event Driven Fund at Caxton Associates LLC (2003-2005). Prior to joining Caxton Associates LLC, Mr. Andrade was a private equity associate at Trimaran Capital Partners (2000-2003) and an investment banking analyst at Bear Stearns (1997-1999). Mr. Andrade earned a M.A. and B.A. in economics from the University of Southern California.

Dr. Thomas Spector is the principal inventor or the eniluracil/5-fluorouracil treatment for cancer. He has authored and co-authorsed many scientific articles on eniluracil/5-fluorouracil. Dr. Spector has over 35 years experience in drug discover and development and was the International Vice President of Cancer Research at GlaxoWellcome (now GlaxoSmithKline). Dr. Spector received his Ph.D. in pharmacology from Yale University.

A copy of the press release dated July 7, 2009 announcing the appointment Mr. Raykov, Mr. Andrade and Dr. Spector to the management team of the Company is attached as Exhibit 99.1.

Finally, the Company terminated the employment of D. Scott Murray, effective July 10, 2009, and does not intend to pay Mr. Murray any material severance amount.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.23	Separation and Mutual Release Agreement by and between Adherex Technologies Inc., Adherex, Inc. and William P. Peters

99.1	Press Release dated July 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Adherex Technologies Inc.

	By:	/s/ James A. Klein, Jr.
Dated: July 13, 2009		James A. Klein, Jr.
	Title:	Chief Financial Officer